Exhibit 32

CERTIFICATION OF PERIODIC REPORT

The undersigned officers of UCI International, Inc. hereby certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to such officer’s knowledge:

1.

the Quarterly Report on Form 10-Q of UCI International, Inc. for the quarter ended September 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of UCI International, Inc.

Date: October 29, 2010	By:	/s/ BRUCE M. ZORICH
	Name:	Bruce M. Zorich
	Title:	Chief Executive Officer

Date: October 29, 2010	By:	/s/ MARK P. BLAUFUSS
	Name:	Mark P. Blaufuss
	Title:	Chief Financial Officer

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of UCI International, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

A signed original of this written statement required by Section 906 has been provided to UCI International, Inc. and will be retained by UCI International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.